UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2020

LogMeIn, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34391	20-1515952
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification No.)

320 Summer Street
Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781)-638-9050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	LOGM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

TABLE OF CONTENTS

Item 5.07. Submission of Matters to a Vote of Security Holders

SIGNATURE

Item 5.07 Submission of Matters to a Vote of Security Holders.

LogMeIn, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) on June 11, 2020. Proxies for the meeting were solicited in accordance with the Securities Exchange Act of 1934, as amended. At the Annual Meeting, the stockholders of the Company voted on the following proposals:

I.To elect the following persons as class II directors for a three-year term expiring in 2023. Each nominee for director was elected by a vote of the stockholders as follows:

	For	Against	Abstentions	Broker Non-Votes
David J. Henshall	32,185,826	654,073	280,472	3,407,789
Peter J. Sacripanti	32,244,422	595,038	280,911	3,407,789
William R. Wagner	32,537,631	302,737	280,003	3,407,789

II.To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants for the year ending December 31, 2020. The proposal was approved by a vote of stockholders as follows:

For	Against	Abstentions	Broker Non- Votes
35,569,569	669,000	289,591	—

III.To approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers, as disclosed in the proxy statement for the 2020 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure. The proposal was approved by a vote of stockholders as follows:

For	Against	Abstentions	Broker Non- Votes
32,019,170	756,867	344,334	3,407,789

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC.

Date: June 11, 2020	By:	/s/ Michael J. Donahue
Michael J. Donahue
SVP, General Counsel & Secretary